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                                                              EXHIBIT 10.2

                                                              Schedule 3.2(a)(v)

                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this __ day of June, 1996 between NOVNER ENTERPRISES, INC., (the "Company"), and AMERICAN TELECASTING OF CINCINNATI, INC. ("ATCI").

         WHEREAS, ATCI is purchasing the Company's SMATV business in the greater Cincinnati, Ohio market pursuant to the terms of that certain Agreement for Purchase and Sale of Assets between, among others, ATCI and the Company, dated as of June __, 1996 (the "Purchase Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Purchase Agreement).

         WHEREAS, it is anticipated that at the First Closing, the Company may not have the necessary consents and approvals to transfer all SMATV related assets to ATCI and the Company and ATCI have decided that is in their mutual best interests that ATCI manage and operate all SMATV contracts and systems listed on Exhibit A attached (collectively, the "SMATV Systems") until such time as they can be assigned to ATCI under the terms of the Purchase Agreement.

         WHEREAS, it a condition to the First Closing that this Agreement be executed and delivered by the parties hereto.

         NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the parties hereby agree as set forth below.

         1. Appointment. The Company hereby appoints ATCI as the sole and exclusive manager to provide all services necessary to the proper operation of the SMATV Systems and in accordance with reasonable standards and the contracts in question. ATCI shall, through its officers, employees, agents and other personnel, provide all management and technical services necessary to the proper operation of the SMATV Systems in accordance with the terms of this Agreement and in accordance with reasonable standards and the contracts in question. The Company agrees that ATCI shall have complete responsibility and authority for the SMATV Systems.

         2. Duties of ATCI. ATCI shall provide all services necessary with respect to the design, construction, operation, maintenance, purchasing of goods and services, administration, marketing and programming of the SMATV Systems and shall perform on behalf of the Company the Company's obligations under the Contracts included within the SMATV Systems. ATCI shall devote its best efforts to carrying out and performing the duties specified in this Agreement in a professional, expert and diligent manner in accordance with the same standards American Telecasting, Inc. and ATCI customarily apply in the operation or management of wireless and hardwire cable television systems





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owned or managed by ATCI or its affiliates.  ATCI shall provide whatever personnel as are reasonably required to fulfill its obligations under this Agreement and the personnel shall provide the services specified in this Agreement. ATCI may take any and all actions as a "owner" in connection with the SMATV Systems, including, but not limited to, collecting subscribers fees, settling account disputes, purchasing supplies, and upgrading the SMATV Systems. ATCI shall be responsible for all of its expenses incurred in connection with this Agreement and the operation of the SMATV Systems, including, any upgrades, renovations, or modifications of the assets included within the SMATV Systems.

         3. Assistance. To the extent reasonably required for the provision of ATCI's services pursuant to this Agreement, the Company shall make available to ATCI's personnel who are performing services under this Agreement access to all records, equipment and areas within the control of the Company as may be reasonably requested by the personnel.

         4. Term of Agreement. The term of this Agreement shall be from the date first set forth above until the first anniversary of the First Closing Date; provided, however, that the term of this Agreement shall earlier terminate in the event ATCI fails to perform its obligations hereunder in any material respect and such failure continues or is not cured for a period of thirty days after written notice thereof from the Company to ATCI. Upon expiration of the term of this Agreement, any assets included within the SMATV Systems which have not been assigned to ATCI under the Purchase Agreement, shall be returned to the Company and all obligations of the parties hereto shall terminate (except that all revenues generated for periods prior to the termination shall belong to ATCI; the Company, to the extent that it receives such revenues after the termination, shall promptly deliver all such revenues to ATCI). Upon assignment of any asset contained within the SMATV Systems to ATCI under the Purchase Agreement all obligations of the parties hereto in connection with such asset shall automatically terminate.

         5. Compensation. On and after the date hereof, ATCI shall be entitled to all gross revenues derived from the SMATV Systems, including, but not limited to, all subscriber fees payable by subscribers pursuant to contracts included within the SMATV Systems and all other income from the SMATV Systems. ATCI shall be deemed to have paid the Company $1,000 in consideration of the Company entering into this Agreement, which consideration was transferred to the Company as part of the First Closing Payment.

         6. Indemnity and Insurance. ATI shall indemnify the Company and keep the Company fully indemnified, against any loss, claim or damage incurred by the Company as a direct result of any action or claim brought against it by any third party with




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respect to ATCI providing services as specified in this Agreement.  Each party hereto shall promptly notify the other party of such actions or claims and the Company shall permit ATCI to defend any such actions or claims against the Company. Notwithstanding anything herein to the contrary, in no event shall ATCI be liable for its actions in connection with this Agreement, except to the extent that ATCI's actions constituted willful misconduct, gross negligence or fraud. In no event shall ATCI be responsible for the consequences of the Company's prior defaults, if any, under the agreements related to the SMATV Systems. ATCI shall at all times maintain relevant insurance for the assets included within the SMATV Systems.

         7. Assignability. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party; provided that ATCI may assign its rights and obligations under this Agreement without restriction or limitation to American Telecasting, Inc., or any subsidiary of American Telecasting, Inc.

         8. Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein.

         9. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof.

         10. Amendments. This Agreement shall not be amended or modified except by a writing signed by both parties hereto.

         11. Miscellaneous. The failure of either party at any time to require performance of the other party of any provision of this Agreement shall in no way affect the right of such party thereafter to enforce the same provision, nor shall the waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other or subsequent breach, or as a waiver of the provision itself. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, without regard to the conflict of laws of such State. This Agreement and all of its rights, privileges, and obligations will be binding upon the parties and all successors and agreed to assigns thereof.

         12. Agents, Employees, Legal Representatives. Neither party hereto shall be constituted the agent, employee or legal representative of the other for any purpose whatsoever. ATCI




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shall conduct its activities as a person having no authority to bind the
Company.

         13. Best Efforts. Each party shall do all things necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

         14. Headings. The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

         16. Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, or by mail, certified with postage prepaid, or by overnight delivery service. Notices sent by mail or by an overnight delivery service shall be addressed to the parties at the addresses appearing following their signatures below, and either party may change its address by written notice in accordance with this paragraph.

         17. Reports. ATCI shall provide the Company with monthly subscriber reports upon the Company's written request therefor.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                    AMERICAN TELECASTING
                                      OF CINCINNATI, INC.


                                    By:
                                       ---------------------------
                                    Name:  Robert Hostetler
                                    Title:  President
                                    Address:  5575 Tech Center Drive
                                              Suite 300
                                              Colorado Springs, CO 80919


                                    NOVNER ENTERPRISES, INC.


                                    By:
                                       ---------------------------
                                    Name:
                                         -------------------------
                                    Title:
                                          ------------------------
                                    Address:
                                            ----------------------

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